EXHIBIT 99.1

Gevity Announces Preliminary 2006 Results

BRADENTON, Fla., Feb. 1, 2007 (PRIME NEWSWIRE) -- Gevity (Nasdaq:GVHR), which serves as the full-service human resources department for small and mid-sized businesses, announced today preliminary 2006 results.

Financial Highlights

For the fourth quarter of 2006, the company expects earnings per diluted share of $0.40, reflecting a 25% increase over the same period last year, adjusted for stock-based compensation expense. These earnings are based on average shares outstanding of 25.7 million and an effective income tax rate of 23%. For the full year, the company expects earnings per diluted share of $1.35, excluding a previously announced $0.04 net loss from a reinsurance contract loss and subsequent partial recovery. Compared to last year, this is a 13% increase when adjusted for stock-based compensation expense. The company had previously expected earnings per diluted share for the fourth quarter and full year of at least $0.38 and at least $1.33, respectively.

The company's earnings results are expected to be achieved from revenues of approximately $648 million in 2006, including preliminary revenues of $156 million in the fourth quarter. This compares to revenues of $609 million for the full year 2005 and $154 million for the fourth quarter of 2005. Previously issued guidance for the fourth quarter and full year 2006 was $167 to $177 million and $658 to $670 million, respectively. These lower than expected revenues were driven by higher client attrition and lower client production in the fourth quarter of 2006 than previously anticipated. More information on Gevity's ending client employee count and composition can be found in the 'Client Employee Count' section of this press release.

Gross profit for the fourth quarter of 2006 is expected to be $55 million, which is at the high end of the previously issued guidance of $51 to $55 million. Gross profit for the full year is expected to be $204 million, above previous expectations of $199 to $203 million. As originally anticipated, full year earnings quality, as measured by the percentage of gross profit from professional service fees, is expected to be at least 80%.

                              Q4                     Full Year
                   -------------------------  -------------------------
                          Gross Profit              Gross Profit
                    2005      2006%     2005     2006%
                   Actual Preliminary Change  Actual Preliminary Change
                   -------------------------  -------------------------
 Professional
  Service Fees      $ 36     $ 40       11%    $141     $163       16%
 Insurance & Other  $ 19     $ 15      -21%    $ 54     $ 41      -24%

 Note: Dollars in millions.

During the year, the contribution from professional service fees to gross profit grew 16% to $163 million. The insurance contribution to gross profit reflects a different composition than originally anticipated. The contribution from health is lower than expected due to higher premium and claims levels, which resulted in a health loss in the fourth quarter of approximately $4.5 million and $2.5 million for the full year. The fourth quarter health loss was more than offset by a substantial decrease in workers' compensation costs as a result of an estimated $16 million reduction in previous years' loss estimates from continued favorable claims development that occurred in 2006.

For a description of the exclusion of items related to the net reinsurance contract loss and the adjustment for stock-based compensation discussed in earnings per share results, see "Use of Non-GAAP Financial Measures".

Client Employee Count

During the fourth quarter of 2006, production trends improved from the previous quarter as the sales organization brought on 6,900 new client employees. To build sales momentum in 2007, the company has integrated the mid-market sales effort into the field organization. Under this approach the company added one new mid-market client, which is effective and running in January.

Client attrition was lower than anticipated early in the annual benefit enrollment process. It accelerated in the last two weeks of 2006 to higher than expected levels as a result of the company's initiative to bring healthcare premiums up to retail rates. The characteristics of those clients that left in the fourth quarter are generally indicative of 'legacy' clients, whose primary objective had been to seek relief in healthcare premiums under the traditional PEO business model.

The combined effect of production, attrition and change in existing client employees resulted in a year-end client employee count of approximately 128,400, compared to the company's previous guidance of 138,000 to 139,400.

Although 'legacy' departures were higher than anticipated, the client portfolio, as measured by the number of average paid client employees, has consistently increased during the company's transformation period.

                               2003      2004      2005       2006
                              Actual    Actual    Actual   Preliminary
                              -------   ------    ------   -----------
 Average Paid
  Client Employees            87,800   119,900   122,400     126,600

In addition, the client composition is now one of higher quality as evidenced by the fact that those clients who joined Gevity in the fourth quarter of 2006 are larger and generate higher professional service fees than exiting clients. Gevity expects that the positive simultaneous advancement of size and quality in its average paid client employees will continue in 2007.

Expense Alignment

Operating expenses for the fourth quarter and full year 2006 are expected to be slightly above the company's previously issued guidance of $38 to $40 million and $149 to $152 million, respectively. In order to moderate expenditures to levels consistent with its number of client employees and to better align expense development with its growth objectives, the company has taken the following measures:

 * Approximately 40 support positions that do not have a direct impact on production or service have been eliminated in 2007.

 * To expand market brand awareness, enhance service delivery and accelerate progress toward insurance neutrality, budget
   reallocations have been made to further support Marketing and
   IT -- both areas that directly impact sales and service.

 * For the remainder of 2007, new office openings will be in and around existing markets and the pace and timing will be linked to demonstrated growth within the market.

Strategic Progress

"2006 was a pivotal year as we increased professional service fees, brought health rates up to retail levels and improved the client composition," commented Erik Vonk, Chairman and Chief Executive Officer. "While the attrition of 'legacy' clients was higher than anticipated, this was an essential outcome as we align ourselves with clients who seek our comprehensive HR solution."

Mr. Vonk concluded, "With the higher quality client base in place, we are now redirecting our resources to areas that most directly impact sales and service. We believe these steps will drive growth and profitability, as we continue to make progress towards our strategic objectives and stated long-term performance standards in 2007."

Earnings Conference Call

Gevity will discuss its 2006 results as well as provide its 2007 outlook and an update on its multi-layer growth strategy during a live conference call and webcast on Wednesday, February 28, 2007 at 10:30 a.m. Eastern Time. You are invited to listen and participate in the call with Gevity's Chairman and Chief Executive Officer, Erik Vonk, and Chief Financial Officer, Peter Grabowski.

To participate in the call, dial (866) 617-6634 in the U.S. and Canada. Dial (706) 679-0889 internationally. Ask for the Gevity conference call and provide the following pass code: 5760380. Allow five to ten minutes before 10:30 a.m. Eastern Time to secure the line. Listen to the call live at www.gevity.com. Allow five to ten minutes before 10:30 a.m. Eastern Time to register (Minimum requirements to listen to broadcast: The Windows Media Player software, downloadable free from Microsoft, and at least a 28.8 KBPS connection to the Internet).

If you are unable to listen to the live call, audio will be archived on the Gevity website. To access the replay, visit the Investor Relations section of www.gevity.com.

Use of Non-GAAP Financial Measures

This press release presents fourth quarter and full year earnings per share as adjusted for the net effect of the reinsurance contract loss and subsequent partial recovery in 2006 and as adjusted for stock-based compensation expense in 2005.

The company has included non-GAAP financial information because it believes generally that such information provides management and investors a more complete and transparent understanding of Gevity's results and trends and allows management and investors to compare the actual GAAP results on a consistent basis with the prior period. In addition, management uses the non-GAAP financial information for forecasting, budgeting and other analytical purposes. In particular, the 2006 adjustment for the net reinsurance contract loss was provided because Gevity believes that this was a one-time loss due to the unusual nature of the liquidation proceedings pertaining to the Bermuda reinsurer. The 2005 adjustment for stock-based compensation expense was made to provide a more complete understanding of the trends between 2005 and 2006 in light of the fact that SFAS 123R was a new accounting pronouncement that was effective January 1, 2006.

The non-GAAP financial information provided in this press release may not be the same as similarly titled measures used by other companies, should not be construed as alternatives to their nearest GAAP equivalents and should be only used in conjunction with results reported in accordance with GAAP. The GAAP to Non-GAAP reconciliation is as follows:

                           Q4                         Full Year
              ---------------------------   ---------------------------
                   Earnings Per Share            Earnings Per Share

               2005      2006%       2005      2006%
              Actual  Preliminary  Change   Actual  Preliminary  Change
              ---------------------------   ---------------------------
 Net income
  per common
  share -
  diluted
  - GAAP      $ 0.35    $ 0.40       14%    $ 1.31    $ 1.31       0%
 SFAS 123 pro
  forma stock-
  based
  compensation
  expense(a)   (0.03)       --       --      (0.11)       --      --
 Reinsurance
  contract net
  loss(b)         --        --       --         --      0.04      --
               -----    ------              ------    ------
 Net income
  per common
  share -
  diluted -
  Non-GAAP    $ 0.32    $ 0.40       25%    $ 1.20    $ 1.35      13%
              ======    ======              ======    ======

 (a) The company adopted the provisions of Statement of Financial
     Accounting Standards No. 123R, Share-Based Payment ("SFAS
     123R"), on January 1, 2006, utilizing the modified prospective application of transition and therefore has not restated prior results. The prior period results shown above on a non-GAAP basis have been reduced for the impact of the pro forma stock-based compensation expense previously reported on a pro forma basis under SFAS No. 123, Accounting for Stock-Based Compensation.

 (b) Results for the year ended December 31, 2006, on a non-GAAP basis, exclude the net effect of the reinsurance contract loss that the company recorded in connection with the liquidation proceedings of the company's reinsurance provider for its
     workers' compensation program and the subsequent partial
     recovery.

About Gevity

Thousands of small and mid-sized businesses nationwide leverage the flexibility and scalability of Gevity's Human Resources (HR) solution to help them maximize the return on investment in their people. Essentially, Gevity (NASDAQ: GVHR) serves as the full-service HR department for these businesses, providing each employee with support previously only available at much larger companies.

Gevity delivers a comprehensive solution comprised of innovative management and administration services, helping employers to streamline HR administration, optimize HR practices, and maximize people and performance. This solution enables both businesses and their employees to achieve their full potential, giving them an edge over competitors.

Gevity's unique approach features Gevity OnSite - experienced HR Consultants based in local markets - backed by nationwide resources and easy-to-use technology, including Gevity Online and Gevity OnCall. For more information, call 1.800.2GEVITY (1.800.243.8489) or visit gevity.com.

A copy of this press release can be found on the company's Web site at www.gevity.com.

Pursuant to the Private Securities Litigation Reform Act of 1995, the company is hereby providing cautionary statements to identify important factors that could cause the company's actual results to differ materially from forward-looking statements contained in, or implied by, this press release.

Forward-looking statements are those that express expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts. They are often expressed through the use of words or phrases such as "will result," "are expected to," "anticipated," "plans," "intends," "will continue," "estimated," "projection," "preliminary," "forecast" and similar expressions. The results or events contemplated by forward-looking statements are affected by known and unknown risks that may cause the actual results of the company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the company to control or predict, such as risks relating to the following: to the company's guidance for 2006, including the challenges to achieving the company's growth strategy in general, gaining new client employees while passing on increased pricing, increasing professional service fees, resolving issues with the multi-carrier choice program, retaining clients through annual benefit enrollment, penetrating the middle market and opening new geographic offices, and its long-term performance standards for 2007 through 2010, our dependence on technology services, the adequacy of our insurance-related loss reserves, the availability of insurance coverage for workers' compensation and medical benefits, damage due to hurricanes and other natural disasters, risks inherent in our acquisition strategy, our dependence on third party technology licenses, our dependence on key personnel, qualified service consultants and sales associates, fluctuations in our quarterly results and sustaining our growth, variability in health insurance claims, state unemployment tax rates and workers' compensation rates, liabilities resulting from our co-employment relationship with our clients, credit risks of our large clients, short termination provisions in our professional services agreements, our geographic market concentration, collateral requirements of our insurance, regulatory compliance, Internet and related security risks, potential liabilities due to potentially being an "employer" due to ERISA and tax regulations and litigation, challenges to expansion due to varying state regulatory requirements, competition and risks relating to recovering insurance premiums paid to a Bermuda reinsurance company. These and other factors are described in the company's filings with the Securities and Exchange Commission, including under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which such statement is made. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

CONTACT:  Gevity
          Investor and Media Relations
          Anne-Marie Megela, Vice President
          1.800.2GEVITY (1.800.243.8489), x4672
          annemarie.megela@gevity.com